Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 30, 2008, on the financial statements of Universal Infotainment Systems Corporation at April 30, 2008, and for the period from April 14, 2008 (Inception) through April 30, 2008, included herein on the registration statement of Universal Infotainment Systems Corporation on Form S-1, Amendment 3, and to the reference to our firm under the heading “Experts” in the prospectus.

/S/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 3, 2009